Exhibit 3.322

AMENDED AND RESTATED OPERATING AGREEMENT

OF WESTERN MARYLAND WASTE SYSTEMS, LLC

This Amended and Restated Limited Liability Company Agreement (“the Agreement”) of Western Maryland Waste Systems, LLC (the “LLC”) is entered into as of July 2, 2009 by High star Waste Acquisition Corp., as sole member of the LLC (in its capacity as the sole member of the LLC, the “Member”).

WHEREAS, the LLC was formed as a limited liability company under the Maryland Limited Liability Company Act (4A-101 et seq.), as amended from time to time (the “Act”) on May 13, 2008;

WHEREAS, the LLC and the prior member of the LLC entered into the Operating Agreement of the LLC dated May 20, 2008, as amended on July 2, 2009 by the prior member of the LLC;

NOW, THEREFORE, in consideration of the mutual covenants expressed herein, the parties hereby agree as follows:

The Member hereby agrees as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Act” has the meaning set forth in the preamble hereof.

“Affiliate” means, with respect to any Person, any other Person that controls, is under common control with, or is controlled by, such Person. As used in this context, the terms “controls,” “under common control with” or “controlled by” mean the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble hereof.

“Certificate” is defined in Section 19.2.

“Covered Person” means the Member, any Affiliate of the Member and officer, director, control person, shareholder, partner or employee of the Member and their respective Affiliates, and any officer, employee or expressly authorized agent of the LCC, or its Affiliates.

“SDAT” means the Maryland State Department of Assessments & Taxation.

“LLC” has the meaning set forth in the preamble hereof.

“Member” has the meaning set forth in the preamble hereof.

“Membership Interest” means the entire interest of a member in the LLC, including such member’s share of the LLC’s profits and losses and/or any distributions of the LLC’s assets pursuant to the terms and provisions of this Agreement, and such other rights and privileges that a member may be entitled to as a member of the LLC pursuant to the terms and provisions of this Agreement.

“Officer” has the meaning set forth in Section 15 hereof.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

“UCC” means the Maryland Uniform Commercial Code as in effect from time to time.

2. Name. The name of the limited liability company is Western Maryland Waste Systems, LLC.

3. Certificates of Formation and Qualification to Do Business. The Member, acting through any of its duly authorized officers or its duly appointed counsel, as the case may be, as an authorized person within the meaning of the Act, shall execute, deliver and file, or cause the execution, delivery and filing of, all certificates required by the Act, including any amendments thereto, to be filed with SDAT. The Member, acting through any of its officers or its duly appointed counsel, as the case may be, shall execute, deliver and file, or cause the execution, delivery and filing of, any other certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in any and all jurisdictions in which the LLC may wish to conduct business.

4. Exclusive Purpose and Powers. The LLC is formed for the exclusive object and purpose of engaging in the non-hazardous solid waste collection, transportation and disposal business and to engage in and carry on any other business permitted by law; provided that, the business and purposes of the LLC shall not be limited to its initial principal business activity and, unless the Member otherwise determines, it shall have authority to engage in any other lawful business, purpose or activity permitted by the Act, and it shall possess and may exercise all of the powers and privileges granted by the Act or which may be exercised by any person, together with any powers incidental thereto, so far as such powers or privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the LLC.

5. Limitation. The LLC is hereby authorized to engage in the activities set forth in Section 4 hereof. Other than the foregoing, the LLC shall not engage in any other activity except as required or authorized by the terms of this Agreement.

6. Fiscal Year: Term. Unless Otherwise required, the taxable year of the LLC shall end on December 31st in each year and the fiscal year of the LLC shall be the same as its taxable year. The LLC shall continue in existence in perpetuity from the date of filing of the Articles of Organization, unless earlier dissolved pursuant to the Act or as set forth in this Agreement.

7. Principal Business Office. The principal business office of the LLC shall be maintained at such location as may hereafter be determined by the Member.

8. Registered Office and Agent. The registered agent for service of process and the registered office shall be that person and location reflected in the Articles of Organization of the LLC as filed with SDAT. The Member may, from time to time, change the registered agent or office through appropriate filings with SDAT. In the event the registered agent ceases to act as such for any reason or the registered office shall change, the Member shall promptly designate a replacement registered agent or file a notice of change of address, as the case may be.

9. Member. The name and the mailing address of the Member are as follows:

Name: Highstar Waste Acquisition Corp.

Address 500 North Franklin Turnpike Suite 112 Ramsey, NJ 07446

10. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the LLC, and the Member shall not be obligated personally for any such debt, obligation or liability of the LLC solely by reason of being a member of the LLC.

11. Admission. The Member is deemed admitted as the Member of the LLC upon its execution and delivery of this Agreement.

12. Capital Contributions. The Member may, in its sole discretion, make capital contributions to the LLC.

13. Tax Reporting. It is intended that the LLC will be classified as a disregarded entity for federal income tax purposes.

14. Management.

14.1. Management by Member. The business and affairs of the LLC shall be managed by the Member in its sole discretion. The Member may delegate or sub-contract such management to other entities, including Affiliates on customary terms.

14.2. Powers. The Member shall have the power, in its sole discretion, to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein. The Member has the authority to bind the LLC.

14.3. Acts of the Member. Any action required or permitted to be taken by the Member may be taken by a written consent of the Member.

14.4. Member as Agent. To the extent of its powers set forth in this Agreement, the Member is an agent of the LLC for the purpose of the LLC’s business, and the actions of the Member taken in accordance with such powers set forth in this Agreement shall bind the LLC.

15. Officers. The Member may from time to time as it deems advisable, appoint officers of the LLC (the “Officers”) to act on behalf of the LLC and assign titles (including, without limitation, Chief Executive Officer, President, Vice President, Secretary, and Treasurer) to any such person. The Chief Executive Officer shall have general charge of the business affairs of the LLC. He may employ and discharge employees and agents of the LLC, except such as shall be appointed by the Member, and he may delegate these powers. The Chief Executive Officer may vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the LLC, may execute any stockholders’ or other consents with respect to any entity owned by the LLC and may in his discretion delegate such powers by executing proxies, or otherwise, on behalf of the LLC. The Member from time to time may confer like powers upon any other person or persons. The President of the LLC shall report to the Chief Executive Officer and shall have such powers and perform such duties as the Member or the Chief Executive Officer may from time to time prescribe. Notwithstanding the foregoing, in the absence of a resolution by the Member, the President shall not have the power to vote the stock or other securities of any domestic or foreign corporation of any type or kind which may at any time be owned by the LLC or execute any stockholders’ or other consents with respect to any entity owned by the LLC. All other officers of the LLC shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Member. Any delegation pursuant to this Section 15 may be revoked at any time by the Member.

16. Outside Business and Transactions with Affiliates. The Member or any Affiliate thereof shall not be obligated to present any particular investment opportunity to the LLC even if such opportunity is of a character that, if presented to the LLC, could be taken by the LLC, and the Member, or any Affiliate thereof, shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.

17. Indemnification.

17.1. Exculpation.

17.1.1. No Covered Person shall be liable to the LLC or any other Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person’s gross negligence or willful misconduct.

17.1.2. A Covered Person shall be fully protected in relying in good faith upon the records of the LLC and upon such information, opinions, reports or statements presented to the LLC by any person or entity as to matters the Covered Person reasonably believes are within the professional or expert competence of such person or entity and who or which has been selected with reasonable care by or on behalf of the LLC, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

17.2. Duties and Liabilities of Covered Persons. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the LLC or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the LLC or to any other Covered Person for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member to replace such other duties and liabilities of such Covered Person.

17.3. Entitlement to Indemnification. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the LLC for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the LLC and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of LLC assets only, and no Covered Person shall have any personal liability on account thereof.

17.4. Expenses. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the LLC prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the LLC of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 17.

17.5. Insurance. The LLC may purchase and maintain insurance, to the extent and in such amounts as the Member shall, in its sole discretion, deem reasonable, on behalf of Covered Persons and such other persons or entities as the Member shall determine, against any liability that may be asserted against or expenses that may be incurred by any such person or entity in connection with the activities of the LLC or such indemnities, regardless of whether the LLC would have the power to indemnify such person or entity against such liability under the provisions of this Agreement. The Member and the LLC may enter into indemnity contracts with Covered Persons and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 17 and containing such other procedures regarding indemnification as are appropriate.

18. Resignation. The Member may resign from the LLC as provided in this Section 18 and upon satisfaction of the provisions of this Section 18, provided that such resignation will not result in a dissolution of the LLC. If the last remaining member of the LLC is permitted to resign pursuant to this Section 18, such resignation shall not be effective until a new member or members shall be admitted to the LLC in the place and stead of the resigning member and such new member or members shall each have executed an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning member shall cease to be a member of the LLC.

19. Interests and Certificate.

19.1. Each Membership Interest shall constitute and shall remain a “security” within the meaning of (i) Section 8-102(a) (15) of the UCC and (ii) the UCC of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. Notwithstanding any provision of this Agreement to the contrary, to the extent that any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the UCC, such provision of Article 8 of the UCC shall be controlling.

19.2. Upon the issuance of a Membership Interest to any Person in accordance with the provisions of this Agreement, without any further act, vote or approval of the Member or any other Person, the LLC shall issue one or more non-negotiable certificates in the name of such Person substantially in the form of Exhibit A hereto (a “Certificate”), which evidences such Person’s Membership Interest. Each such Certificate shall be denominated in terms of the percentage of Membership Interests evidenced by such Certificate and shall be signed by an authorized representative on behalf of the LLC.

20. Dissolution. The LLC shall be dissolved without further action by the Member and its affairs wound up upon the first to occur of any of the following events:

(i) the written consent of the Member in accordance with § 4A-902(a)(2) of the Act, or

(ii) the entry of a decree of judicial dissolution under § 4A-903 of the Act.

In the event of dissolution, the LLC shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the LLC in an orderly manner), and the assets of the LLC shall be applied in the manner, and in the order or priority, set forth in § 4A- 906 of the Act.

21. Severability. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those provisions of this Agreement that are valid, enforceable and legal. The preceding sentence of this Section 21 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such invalid, unenforceable or illegal provision would be to cause the Member to lose the material benefit of its economic bargain.

22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same agreement.

23. Entire Agreement. This Agreement, as amended from time to time, constitutes the entire agreement of the Member with respect to the subject matter hereof.

1.

24. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Maryland (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

25. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

26. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been received (i) on the date delivered, if delivered by hand (ii) three calendar days after deposited in the United States mail, postage prepaid, certified mail, return receipt requested, or confirmation of receipt of facsimile provided that the transmission is to the correct facsimile number and, provided further that such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, if sent by facsimile transmission, each of which must be delivered to the party entitled to notice marked to the addresses noted below or to such other address as such party may in the future specify by notice to the Member:

26.1. If to the LLC, to the address determined pursuant to Section 8 hereof.

26.2. If to the member, to the address set forth in Section 9 hereof.

27. Binding Effect. Except as otherwise provided in this Agreement, this Agreement shall be binding on, and inure to the benefit of, the Member and its successors, transferees and permitted assigns.

28. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

29. Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement.

HIGHSTAR WASTE ACQUISITION CORP.

By:
Name:	Michael J. Grupposo
Title:	Secretary